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                             JOINT FILING AGREEMENT

                          Dated as of February 12, 2001

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of AT&T Corp., a New York corporation, and ATTLA Holding Corp., a Delaware corporation, on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to shares of Class A Common Stock, par value $0.0001 per share, of AT&T Latin America Corp., a Delaware corporation, and that this Joint Filing Agreement be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 12th day of February 2001.

                                               AT&T CORP.

                                               By: /s/ John A. Haigh

                                               --------------------------------


                                               ATTLA Holding Corp.

                                               By: /s/ John A. Haigh

                                               --------------------------------


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